UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2019

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 2. FINANCIAL INFORMATION.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

A voluntary buyout program for eligible U.S.-based employees is a component of FedEx Corporation’s (“FedEx”) ongoing efforts to improve efficiencies and reduce costs. On January 18, 2019, FedEx and its wholly owned subsidiaries Federal Express Corporation and FedEx Corporate Services, Inc. began offering voluntary cash buyouts to eligible U.S.-based employees. The offer periods will expire in the fourth quarter of fiscal 2019.

The U.S.-based employee voluntary buyout program includes voluntary severance payments to be calculated based on four weeks of gross base salary for every year of continuous FedEx service up to a maximum payment of two years of pay. It also includes funding to healthcare reimbursement accounts. These incentives do not include any changes to retirement eligibility or payments. However, employees who are eligible for this program and are also eligible to retire may elect to accept the voluntary buyout and retire.

Costs of the benefits to be provided under the U.S.-based employee voluntary buyout program will be recognized in the period that eligible employees accept their offers, which is expected to be predominantly in the fourth quarter of fiscal 2019. We expect the pre-tax cost of the U.S.-based program to range from $450 million to $575 million in pre-tax cash expenditures, but actual costs will depend on employee acceptance rates. We expect savings from the U.S.-based program to be between $225 million to $275 million on an annualized basis beginning in fiscal 2020.

Eligible employees will vacate positions in a manner to ensure a smooth transition in the impacted functions so that we maintain service levels to our customers. We expect for the majority of eligible and accepting employees to vacate their positions by the end of fiscal 2019.

Certain statements in this report are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to future events and financial performance. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements because of, among other things, the employee acceptance rate of the voluntary cash buyout offers and the timing of such acceptances, our ability to realize the expected savings from the U.S.-based voluntary buyout program and the risks and uncertainties described in our press releases and other Securities and Exchange Commission filings, including the risk factors identified under the heading “Risk Factors” in “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: January 18, 2019	By:	/s/ John L. Merino
John L. Merino Corporate Vice President and Principal Accounting Officer

3